                          FORD LIFE INSURANCE COMPANY

                       1994 AUDIT OF FINANCIAL STATEMENTS

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Ford Life Insurance Company:

We have audited the balance sheet of Ford Life Insurance Company at December 31, 1994 and 1993, and the related statements of income and of earnings retained for use in the business, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ford Life Insurance Company at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, Ford Life changed its method of accounting for investments as of January 1, 1994. In addition, as discussed in Note 8, Ford Life changed its method of accounting for income taxes in 1992.




/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.


Detroit, Michigan
January 27, 1995

FORD LIFE INSURANCE COMPANY
STATEMENT OF INCOME AND OF EARNINGS RETAINED FOR USE IN THE BUSINESS (in thousands)



                                                                         FOR THE YEARS ENDED DECEMBER 31
                                                                      ------------------------------------
                                                                        1994          1993          1992
                                                                      --------      --------      --------
Revenue
  Premiums earned                                                     $ 40,526      $ 43,974      $ 49,490
  Investment and other income                                          153,756       152,897        67,051
                                                                      --------      --------      --------
     Total revenue                                                     194,282       196,871       116,541
                                                                      --------      --------      --------
Expenses
  Losses incurred                                                       20,585        25,588        27,654
  Amortization of deferred acquisition costs                            16,649        50,799        27,479
  Interest credited on annuities                                       116,267        69,982        24,154
  Interest on short-term borrowings                                      4,928           -             -
  Operating expenses                                                    15,605        16,340        14,503
                                                                      --------      --------      --------

     Total expenses                                                    174,034       162,709        93,790
                                                                      --------      --------      --------
     Income before income taxes and cumulative effect of change
         in accounting principle                                        20,248        34,162        22,751

Provision for income taxes                                               6,526        13,024         7,109
                                                                      --------      --------      --------
     Income before cumulative effect of change in accounting
         principle                                                      13,722        21,138        15,642

Cumulative effect of change in accounting principle (Note 6)               -             -             321
                                                                      --------      --------      --------

     Net income                                                         13,722        21,138        15,963

Earnings retained for use in the business
  Beginning of year                                                    185,641       164,503       148,540
                                                                      --------      --------      --------

   End of year                                                        $199,363      $185,641      $164,503
                                                                      ========      ========      ========

The accompanying notes are an integral part of the financial statements.

FORD LIFE INSURANCE COMPANY
BALANCE SHEET
(in thousands)



                                                                                                 DECEMBER 31
                                                                                              -----------------
                                          ASSETS                                              1994         1993
                                                                                           ----------   ----------
 Cash and cash equivalents                                                                 $  212,195   $  106,781
 Investment securities
    Available for sale at market                                                            2,376,237         -
    Held to maturity, at amortized cost                                                         2,102         -
    Held for  investment, at amortized cost                                                     -        1,733,122
    Marketable equity securities, at market                                                     -            1,031
 Investment income due and accrued                                                             42,834       26,737
 Reinsurance receivables
    Affiliated companies                                                                       38,140       39,005
    Other                                                                                       5,933        6,645
 Accounts receivable
    Affiliated companies                                                                        4,306          260
    Other                                                                                         927          857
 Agents' balances receivable                                                                    7,548        7,638
 Prepaid reinsurance premiums                                                                 101,042      102,209
 Deferred income taxes                                                                         68,723       14,609
 Deferred acquisition costs
    Annuity contracts                                                                         172,137       65,608
    Insurance policies                                                                         29,627       30,661
 Other                                                                                          1,884        3,126
                                                                                           ----------   ----------
     Total assets                                                                          $3,063,635   $2,138,289
                                                                                           ==========   ==========

                           LIABILITIES AND STOCKHOLDER'S EQUITY



 LIABILITIES
    Unearned premiums                                                                     $  163,181    $  166,242
    Annuity contracts                                                                      2,726,576     1,598,046
    Unpaid losses                                                                             50,170        54,485
    Accounts payable
      Affiliated companies                                                                     5,595        38,560
      Other                                                                                    4,471        79,640
    Deferred income and other liabilities                                                      2,047         2,594
                                                                                          ----------    ----------
      Total liabilities                                                                    2,952,040     1,939,567
                                                                                          ----------    ----------
 STOCKHOLDER'S EQUITY

    Capital stock, par value $12.50 a share, 200,000 shares authorized, issued and
      outstanding                                                                              2,500         2,500
    Paid-in surplus (contributions by stockholder)                                            21,859        11,859
    Unrealized (loss) gain on investments, net of taxes of $(59,068) in 1994 and $32
        in 1993                                                                             (109,587)           61
    Foreign currency translation adjustments                                                  (2,540)       (1,339)
    Earnings retained for use in the business                                                199,363       185,641
                                                                                          ----------    ----------
      Total stockholder's equity                                                             111,595       198,722
                                                                                          ----------    ----------
      Total liabilities and stockholder's equity                                          $3,063,635    $2,138,289
                                                                                          ==========    ==========

 The accompanying notes are an integral part of the financial statements.

FORD LIFE INSURANCE COMPANY
STATEMENT OF STOCKHOLDER'S EQUITY
for the years ended December 31, 1994, 1993 and 1992
(in thousands)




                                                                          FOREIGN      EARNINGS
                                                         UNREALIZED      CURRENCY      RETAINED          TOTAL
                                   CAPITAL    PAID-IN   GAINS/(LOSSES)  TRANSLATION     FOR USE       STOCKHOLDER'S
                                    STOCK     SURPLUS   ON INVESTMENTS  ADJUSTMENTS  IN THE BUSINESS     EQUITY
                                    -----     -------   --------------  -----------  ---------------  -------------
 Balances, January 1, 1992          $ 2,500   $10,500     $      46      $   947       $ 148,540       $ 162,533

   Change in unrealized gains, net
     of tax                                                     (28)                                         (28)

   Change in foreign currency
     translation                                                          (1,542)                          1,542

     Net income                                                                           15,963          15,963
                                    -------   -------     ---------      -------       ---------       ---------
 Balances, December 31, 1992          2,500    10,500            18         (595)        164,503         176,926

   Contribution by stockholder                  1,359                                                      1,359

   Change in unrealized gains, net of
     tax                                                         43                                           43

   Change in foreign currency
     translation                                                            (744)                           (744)

      Net income                                                                          21,138          21,138
                                    -------   -------     ---------      -------       ---------       ---------
 Balances, December 31, 1993          2,500    11,859            61       (1,339)        185,641         198,722

   Contribution by stockholder                 10,000                                                     10,000

   Change in unrealized gains
       (losses),
     net of tax                                            (109,648)                                    (109,648)

    Change in foreign currency
     translation                                                          (1,201)                         (1,201)

     Net income                                                                           13,722          13,722
                                    -------   -------     ---------      -------       ---------       ---------
 Balances, December 31, 1994        $ 2,500   $21,859     $(109,587)     $(2,540)      $ 199,363       $ 111,595
                                    =======   =======     =========      =======       =========       =========

 The accompanying notes are an integral part of the financial statements.

FORD LIFE INSURANCE COMPANY
STATEMENT OF CASH FLOWS
(in thousands)

                                                                               FOR THE YEARS ENDED DECEMBER 31
                                                                           ----------------------------------------
                                                                              1994           1993          1992
                                                                           -----------    -----------   -----------
 Cash flows from operating activities
   Net income                                                              $    13,722    $    21,138   $    15,963
   Adjustments to reconcile net income to net cash used in operating activities:
      Cumulative effect of change in accounting principle                        -              -              (321)
      Interest credited to annuity contracts                                   125,296         77,794        27,595
      Deferred income taxes                                                      4,947        (12,611)        8,112
      Amortization of discounts on investments                                     (15)          (357)       (2,509)
      Losses (gains) on sale of investments                                     23,184        (44,627)      (15,480)
      Changes in
        Unearned premiums                                                       (3,061)       (15,813)      (34,758)
        Unpaid losses                                                           (4,315)         4,718        (2,334)
        Deferred acquisition costs                                             (74,895)       (19,813)      (33,852)
        Reinsurance receivables, affiliate                                         865         (6,534)         (990)
        Reinsurance receivables, other                                             712            306         2,148
        Prepaid reinsurance premiums                                             1,167          6,467        20,395
        Other assets                                                           (18,881)        (3,938)      (18,640)
        Other liabilities                                                      (30,146)        16,938       (13,476)
                                                                           -----------    -----------   -----------
      Net cash used in operating activities                                     38,580         23,668       (48,147)
                                                                           -----------    -----------   -----------
 Cash flows from investing activities
   Acquisition of investments:
      Held-to-maturity                                                            (681)         *             *
      Available for sale                                                    (3,231,656)         *             *
                                                                           -----------    -----------   -----------
      Total acquisitions of investments                                     (3,232,337)    (3,803,818)   (2,455,994)

    Proceeds from investment sales and maturities:
      Sales of available for sale                                            2,285,526          *            *
      Maturities of available for sale                                             411          *            *
                                                                           -----------    -----------   -----------
      Total proceeds from investment sales and maturities                    2,285,937      3,124,884     1,772,344
                                                                           -----------    -----------   -----------
      Net cash used in investing activities                                   (946,400)      (678,934)     (683,650)
                                                                           -----------    ------------  -----------
 Cash flows provided by financing activities
   Receipts from annuity contracts                                           1,105,706        789,863       717,635
   Payment of annuity benefits                                                (102,472)       (46,719)      (14,276)
   Paid-in surplus                                                              10,000          -             -
                                                                           -----------    -----------   -----------

      Net cash provided by financing activities                              1,013,234        743,144       703,359
                                                                           -----------    -----------   -----------

 Net increase (decrease) in cash and cash equivalents                          105,414         87,878       (28,438)

 Cash and cash equivalents, beginning of year                                  106,781         18,903        47,341
                                                                           -----------    -----------   -----------

 Cash and cash equivalents, end of year                                    $   212,195    $   106,781   $    18,903
                                                                           ===========    ===========   ===========
 Supplementary cash flow information
    Income taxes paid (refunded)                                           $    (4,098)   $    32,246   $     7,777
    Interest paid                                                                4,928          -             -



 *Securities were not separately identified as held-to-maturity or available for sale in prior years.


 The accompanying notes are an integral part of the financial statements.

FORD LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES:

    a. BUSINESS: Ford Life Insurance Company ("Ford Life") offers single premium and flexible premium deferred annuity contracts (generally without life contingencies) through financial institutions, general agents and brokers. Ford Life also issues credit life and credit disability insurance covering purchasers of vehicles financed by Ford Motor Credit Company ("Ford Credit") and other financial institutions.

    b. AFFILIATES: Ford Life is a wholly owned subsidiary of The American Road Insurance Company ("American Road"), which is wholly owned by Ford Holdings, Inc. ("Ford Holdings"). All of the outstanding common stock of Ford Holdings, representing 75 percent of the combined voting power
       of all   classes of capital stock of Ford Holdings, is owned by Ford
       Motor Company ("Ford") and Ford Credit. The balance of the capital stock and voting power, consisting of shares of Flexible Rate Auction preferred stock, is held by nonaffiliated persons.

    c. CASH EQUIVALENTS: Ford Life considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

    d. INVESTMENTS: Ford Life adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1994. Prior to 1994, investments in debt securities were held for investment purposes and recorded at amortized cost. The effect of this change in accounting principle on Ford Life's financial statements was to increase stockholder's equity by $25.2 million. For the year ended December 31, 1994, the adoption of SFAS 115 resulted in a decrease in stockholder's equity of $109.6 million, reflecting the change in market value of available for sale securities, after adjustment of deferred acquisition costs and deferred income taxes.

       Available-for-sale securities are recorded at fair value with unrealized gains and losses, net of applicable income taxes, excluded from income and reported in a separate component of stockholder's equity. Held-to-maturity securities are recorded at amortized cost.

       Marketable equity securities are recorded at market value, with unrealized gains or losses, net of applicable income taxes, recorded directly in stockholder's equity.

       Realized gains and losses on the sale of investments are included in investment and other income. The cost of investments sold generally is determined on a specific security basis for debt securities and on a first-in, first-out basis for marketable equity securities.

    e. DEFERRED ACQUISITION COSTS: Costs incurred in the acquisition of annuity contracts, consisting primarily of commissions, are deferred and amortized over the life of the related contracts using the interest method. Anticipated returns from the investment of annuity contract receipts, including any unrealized gains or losses on available for sale securities, are considered in determining the amortization of such costs.

       Costs of acquiring new credit life and disability business are deferred and amortized over the terms of the related policies on the same bases on which premiums are earned. Deferred acquisition costs are reviewed to determine that the unamortized portion of such costs does not exceed recoverable amounts after considering anticipated investment income.

    f. PREMIUMS: The liability for unearned premiums represents the amount of premiums applicable to the unexpired terms of the credit life and disability policies in force. Premiums are earned over the policy periods based on amounts at risk, primarily using the sum-of-the-digits method.

    g. ANNUITIES: The liability for annuity contracts reflects deposits received and interest credited, less related withdrawals including surrender charges. At December 31, 1994 and 1993, the weighted average interest rate on annuity contracts outstanding was 6.3 and 6.2 percent, respectively. The interest rates offered are initially guaranteed for periods of either one or five years. Interest credited to annuity account balances is recognized as expense; surrender charges are recognized as a reduction of interest credited to annuitants.

    h. UNPAID LOSSES: The liability for unpaid losses includes provisions for reported insurance losses and an estimate of unreported losses based on past experience.

    i. FOREIGN CURRENCY TRANSLATION: Assets and liabilities of the Canadian branch are translated at current exchange rates, and the effects of these translation adjustments are accumulated in a separate component of stockholder's equity. The change in this account results from translation adjustments accumulated during the year.

    j. DERIVATIVE FINANCIAL INSTRUMENTS: Ford Life has entered into agreements to manage exposure to fluctuations in interest rates related to annuity contracts. Interest rate exposure exists because the interest rate payable on annuity contracts is reset annually whereas interest rates on related investments are generally fixed.

       Ford Life has interest rate swap agreements with Ford Credit. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest credited to annuities in the period. For 1994, a differential of $766 thousand was received related to interest rate swap agreements. Gains and losses on terminated interest rate swaps are amortized and reflected in interest credited to annuities over the remaining term of the original agreement.

    j. DERIVATIVE FINANCIAL INSTRUMENTS, CONTINUED: Ford Life also has an option from a third party to enter into an interest rate swap agreement ("swaption"). The purchase price is capitalized and amortized to interest credited to annuities over the life of the swaption.

        All instruments are classified as "held for purposes other than trading"; company policy specifically prohibits the use of derivatives for speculative purposes.

    k. FINANCIAL STATEMENT RECLASSIFICATIONS: Certain amounts in prior year financial statements have been reclassified to conform with the 1994 presentation.

2.  INVESTMENT AND OTHER INCOME:

    Investment and other income is comprised of the following:


                                                                       1994            1993             1992
                                                                    ----------      ----------       ----------
                                                                                   (in thousands)

        Interest on debt securities and cash equivalents            $  172,228      $  103,515       $  46,201
        Dividends on marketable equity securities                          149             154             176
        Net (loss) gains on sales of investments                       (23,184)         44,624          15,465
                                                                    ----------      ----------       ---------
               Total investment income                                 149,193         148,293          61,842

           Less investment expense                                       1,731           1,359             581
                                                                    ----------      ----------       ---------

               Net investment income                                   147,462         146,934          61,261

        Other income, primarily ceding fees                              6,294           5,963           5,790
                                                                    ----------      ----------       ---------

               Investment and other income                          $  153,756      $  152,897       $  67,051
                                                                    ==========      ==========       =========

3.  INVESTMENT SECURITIES:

    At December 31, 1994 and 1993, the amortized cost and estimated market values of investment securities were as follows:


                                                                                       1994
                                                        ----------------------------------------------------------------
                                                                             GROSS             GROSS            ESTIMATED
                                                         AMORTIZED         UNREALIZED        UNREALIZED           MARKET
               ISSUER                                      COST              GAINS             LOSSES             VALUE
----------------------------------------                ----------         ----------        ----------         ---------
      Held to maturity:
        U.S. government and agencies                    $    2,102         $       9         $      (55)       $    2,056

      Available for sale:
        U. S. government and agencies                       78,369                15             (4,928)           73,456
        Municipal securities                                42,580             -                 (3,696)           38,884
        Foreign governments                                 93,151                80             (9,534)           83,697
        Corporate securities                             1,642,860               383           (127,107)        1,516,136
        Mortgage-backed securities                         717,568               255            (54,656)          663,167
        Equity securities                                      938             -                    (41)              897
                                                        ----------         ---------         ----------        ----------
          Total available for sale                       2,575,466               733           (199,962)        2,376,237
                                                        ----------         ---------         ----------        ----------

          Total investments in securities               $2,577,568         $     742         $ (200,017)       $2,378,293
                                                        ==========         =========         ==========        ==========

                                                                                       1993
                                                        ----------------------------------------------------------------
                                                                             GROSS             GROSS            ESTIMATED
                                                         AMORTIZED         UNREALIZED        UNREALIZED          MARKET
                ISSUER                                     COST              GAINS             LOSSES             VALUE
----------------------------------------                ----------         ----------        ----------         ---------
      U. S. government and agencies                     $   79,147         $   5,099         $    -            $   84,246
      Municipal securities                                  39,171               921               (131)           39,961
      Foreign governments                                   67,193             3,281               (586)           69,888
      Corporate securities                               1,057,282            32,354            (11,032)        1,078,604
      Mortgage-backed securities                           490,329            10,523             (1,673)          499,179
                                                        ----------         ---------         ----------        ----------

          Totals                                        $1,733,122         $  52,178         $  (13,422)       $1,771,878
                                                        ==========         =========         ==========        ==========


    Proceeds from sales of investments in available for sale securities during 1994, and securities held for investment in 1993 and 1992 were $2,285.5 million, $3,124.3 million and $1,767.9 million, respectively. Gross gains of $9.2, $51.7 and $19.9 million and gross losses of $32.4, $7.1 and $4.4 million were realized on those sales in 1994, 1993 and 1992, respectively.

    The amortized cost and estimated market value of investments in debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                HELD TO MATURITY             AVAILABLE FOR SALE
                                                             ---------------------         ----------------------
                                                                         ESTIMATED                      ESTIMATED
                                                             AMORTIZED    MARKET           AMORTIZED     MARKET
                                                               COST        VALUE             COST         VALUE
                                                             ---------   ---------         ---------    ---------
                                                                               (in thousands)
         Due after one year through five years               $   1,616    $   1,565        $  281,001   $  272,223
         Due after five years through ten years                    190          188           533,239      507,258
         Due after ten years                                       296          303         1,042,720      932,692
         Mortgage-backed securities                                 --           --           717,568      663,167
                                                             ---------     --------        ----------   ----------
                                                             $   2,102     $  2,056        $2,574,528   $2,375,340
                                                             =========     ========        ==========   ==========

4.  SHORT-TERM BORROWINGS:
    During 1994, as part of its investment strategy, Ford Life entered into repurchase agreements and dollar roll transactions to increase its return on investments and improve liquidity. These transactions are accounted for as collateralized borrowings. The maximum amount of outstanding agreements at any month-end during 1994 was $95.9 million, and the average amount of outstanding agreements during 1994 was $56.6 million. There were no outstanding agreements as of December 31, 1994.

5.  DEFERRED ACQUISITION COSTS:

    Following is an analysis of changes in deferred acquisition costs:


                                                                         1994            1993            1992
                                                                         ----            ----            ----
                                                                                    (in thousands)
         Balance, beginning of year                                   $  96,269       $  75,825       $  41,973
            Additions
              Commissions paid                                           82,051          62,235          56,934
              Premium taxes                                                 977           1,029           1,011
              Interest bonus                                              8,516           7,979           3,386
                                                                      ---------       ---------       ---------
              Net additions                                              91,544          71,243          61,331

            Adjustment related to unrealized loss on investments         30,600              --              --

            Amortization of acquisition costs                           (16,649)        (50,799)        (27,479)
                                                                      ---------       ---------       ---------
         Balance, end of year                                        $  201,764      $   96,269       $  75,825
                                                                      =========       =========       =========

6.  REINSURANCE:

    Reinsurance contracts do not relieve Ford Life from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to Ford Life. Therefore, Ford Life evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurance insolvencies. Ford Life holds collateral under reinsurance agreements with nonaffiliates in the form of trust balances, custodial balances and letters of credit approximating $13 million at December 31, 1994.

    Ford Life cedes most of its credit disability insurance business as written to American Road for a ceding fee. In addition, Ford Life cedes and assumes credit life and credit disability insurance business to and from other affiliates. Reinsurance ceding fees received and ceding commissions paid are deferred and earned or amortized over the terms of the related policies on the same bases on which the related premiums are earned. Amounts deductible from losses incurred in connection with insurance ceded to affiliated and unaffiliated companies were (in millions): 1994 - $33.0 and $7.5; 1993 - $43.8 and $10.9; 1992 - $33.4 and $13.3. Amounts added to losses incurred relating to reinsurance assumed from certain of its affiliates were (in millions): 1994 - $2.6; 1993 - $4.8; 1992 - $7.8.

    The effect of reinsurance on premiums written and earned is as follows (in millions):

                                                                    1994                    1993                   1992
                                                             ------------------      -----------------      -----------------
                                                             WRITTEN     EARNED      WRITTEN    EARNED      WRITTEN    EARNED
                                                             -------     ------      -------    ------      -------    ------
        Direct                                               $101.7     $102.5        $99.0    $109.6        $96.4    $124.3
        Assumed from American Road and affiliates               4.4        6.1          4.1       9.3          6.4      13.3
        Ceded to
          American Road and affiliates                        (49.5)     (49.9)        ***      (52.7)        ***      (55.2)
          Nonaffiliates                                       (17.4)     (18.2)        ***      (22.2)        ***      (32.9)
                                                             -------     ------      -------    ------      -------    ------
            Net premiums                                      $38.2      $40.5        $35.0     $44.0        $35.1     $49.5
                                                             =======     ======      =======    ======      =======    ======

    In 1993, Ford Life assumed all insurance in force and other outstanding liabilities from Vista Life Insurance Company of Texas, an affiliate. Ford Life received assets of $8.1 million, an amount equal to the liabilities assumed, in consideration for this assumption. Ford Life also guaranteed all of the outstanding liabilities of Vista Life Insurance Company of Texas as of April 1, 1993. Concurrent with this reinsurance transaction, Ford Life received a $1.3 million capital contribution from American Road.

7.  UNPAID LOSSES:

                                                           1994         1993         1992
                                                         --------     --------     --------
        Balance at January 1                            $ 54,485     $ 48,636     $ 50,970
          Less reinsurance receivables                    45,650       39,422       40,580
                                                        ---------    ---------    ---------
        Net balance at January 1                           8,835        9,214       10,390
                                                        ---------    ---------    ---------
        Incurred related to:
          Current year                                    22,812       27,245       26,693
          Prior years                                     (2,227)      (1,657)         961
                                                        ---------    ---------    ---------
            Total incurred                                20,585       25,588       27,654
                                                        ---------    ---------    ---------
        Paid related to:
          Current year                                    17,447       19,619       20,427
          Prior years                                      5,876        6,348        8,403
                                                        ---------    ---------    ---------
            Total paid                                    23,323       25,967       28,830
                                                        ---------    ---------    ---------
        Net balance at December 31                         6,097        8,835        9,214
          Plus reinsurance receivables                    44,073       45,650       39,422
                                                        ---------    ---------    ---------
        Balance at December 31                          $ 50,170     $ 54,485     $ 48,636
                                                        =========    =========    =========

    The liability for unpaid claims and claim adjustment expenses is calculated using factors, such as average claim amount, morbidity tables and IBNR factors, which are applied to statistical amounts of premium in force, policies in force and open claim counts. As a result of decreases in new business production over the last several years, the in-force premium and policy counts, as well as paid losses, have been on the decline. The decrease in-force premium and policy counts more than offset the nominal increase in average claim count and IBNR factors which occurred in 1993, and has caused the net unpaid loss reserve to decrease each year.

8.  INCOME TAXES:

    Ford Life joins with American Road and Ford Holdings in filing consolidated United States income tax returns. Pursuant to an agreement with Ford Holdings, income tax liabilities or credits are allocated to Ford Life in accordance with Ford Life's contribution to Ford Holdings' consolidated tax position.

    The provision for income taxes consisted of the following:


                                                    1994          1993         1992
                                                   -------      ---------     -------
                                                            (in thousands)
    Currently (refundable) payable
      Federal                                      $   757      $  24,901     $(1,567)
      Foreign                                          618            664         340
      State                                            204             70         224
                                                   -------      ---------     -------

        Total currently (refundable) payable         1,579         25,635      (1,003)

    Deferred, primarily federal                      4,947        (12,611)      8,112
                                                   -------      ---------     -------
        Provision for income taxes                 $ 6,526      $  13,024     $ 7,109 *
                                                   =======      =========     =======

    *Excludes cumulative effect of change in accounting principle.

    Ford Life adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," as of January 1, 1992. The cumulative effect of this change is reported in the 1992 Statement of Income and of Earnings Retained for Use in the Business as a $321 thousand increase in net income.

    Deferred income taxes, on a SFAS No. 109 basis, reflect the estimated future tax effect of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities as of December 31 were are as follows:


                                                                          1994                                1993
                                                             -------------------------------       ---------------------------
                                                             DEFERRED             DEFERRED         DEFERRED          DEFERRED
                                                               TAX                  TAX              TAX               TAX
                                                              ASSETS             LIABILITIES        ASSETS         LIABILITIES
                                                             --------            -----------       --------        -----------
                                                                                        (in thousands)
         Unrealized gain/loss on securities               $    59,068                   --               --        $      33
         Unearned premium reserves                             10,654                   --       $   10,220               --
         Deferred acquisition costs                                --           $   47,228               --           24,346
         Annuity reserve                                       47,220                   --           28,076               --
         All other                                                711                1,702              692               --
                                                          -----------           ----------       ----------        ---------
                          Total deferred taxes            $   117,653           $   48,930       $   38,988        $  24,379
                                                          ===========           ==========       ==========        =========

    The effective tax rate was 32 percent in 1994, 38 percent in 1993 and 31 percent in 1992. Differences between the effective tax rates and the U. S. statutory tax rate principally were the result of investment income not subject to tax or subject to tax at reduced rates and the impact of foreign and state income taxes.

9.  FINANCIAL INSTRUMENTS:

    The estimated fair value of financial instruments held by Ford Life at December 31, and the valuation techniques used to estimate the fair value, were as follows:


                                                                1994                                    1993
                                                        ---------------------            ------------------------
                                                                    ESTIMATED                           ESTIMATED
                                                        BOOK          FAIR                BOOK            FAIR
                                                        VALUE         VALUE               VALUE           VALUE
                                                        ---------------------------------------------------------
                                                                            (in thousands)
ASSETS
  Cash and cash equivalents                           $  212,195    $  212,195            $  106,781    $  106,781
  Investment securities                                2,378,339     2,378,293             1,734,153     1,772,909
  Accrued interest and dividends                          42,834        42,834                26,737        26,737
  Receivables                                             56,854        56,854                54,405        54,405

LIABILITIES
  Annuity contracts                                    2,726,576     2,726,576             1,598,046     1,598,046
  Accounts payable                                        10,066        10,066               118,200       118,200

DERIVATIVE INSTRUMENTS
  Interest rate instruments
  Swap contracts                                              83         3,527                   258         1,100
  Swaption                                                 1,844         1,844                     -             -

a. CASH AND CASH EQUIVALENTS: The book value approximates fair value because of the short maturity of these instruments.

b. INVESTMENT SECURITIES: The fair value of substantially all securities was estimated based on quoted market prices for those securities. For securities for which there were no quoted market prices, the estimate of fair value was based on similar types of securities that are traded in the market.

c. ACCRUED INTEREST AND DIVIDENDS: The book value approximates fair value because accrued amounts are expected to be received within one year.

d. RECEIVABLES: Receivables include reinsurance and agents' balances receivable and accounts receivable. The book value approximates fair value because amounts are expected to be received within one year.

    e. ACCOUNTS PAYABLE: The book value approximates fair value because amounts are expected to be paid within one year.

    f. ANNUITY CONTRACTS: The fair value of annuity contracts at December 31, 1994 approximates carrying value as the contractual interest rate due holders is reset to market annually by Ford Life for over 97 percent of contracts outstanding.

    g. DERIVATIVE INSTRUMENTS: The estimated fair value of interest rate swap and swaption contracts are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and counterparties' credit standing.

          Information with respect to Ford Life's interest rate swap and swaption contracts is summarized as follows:


                                                                                NOTIONAL OR
                                                                                 CONTRACT
                                                                                  AMOUNT
                                                                            ----------------
                                                                            1994        1993         COUNTERPARTY
                                                                            ----        ----         ------------
                                                                                     (in millions)
         Interest rate swaps
                 Matures 1999, receive fixed-pay floating               $     10      $     10        Ford Credit
                 Matures 1999, receive floating-pay fixed                    500            --        Ford Credit
                 Matures 2000, receive fixed-pay floating                     10            10        Ford Credit
                 Matures 2002, receive fixed-pay floating                     10            10        Ford Credit

         Swaption, exercisable 1995, matures 1995, receive
                          floating-pay fixed                               1,870            --        Third party

10. TRANSACTIONS WITH AFFILIATED COMPANIES:

    Ford and certain subsidiaries provide Ford Life with technical and administrative advice and services for which Ford Life paid the following (in thousands): 1994 - $5,857; 1993 - $5,960; 1992 - $9,409.

    In 1992, based on employee headcount, Ford Life was assessed for postretirement health care benefits accrued by Ford Credit, in connection with its adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The 1992 assessment increased operating expenses by $1.5 million.

     All of the liabilities of Ford Life are guaranteed by American Road, its parent. All related credit risk is guaranteed by Ford Credit.

     See other Notes for additional information regarding transactions with affiliated companies.

11.  DIVIDEND RESTRICTION:

     Payment of dividends by Ford Life to a company within its holding company system is regulated by the State of Michigan. Under Michigan regulation all dividends must be reported to the Michigan Insurance Commissioner prior to payment.

12.  LITIGATION AND CLAIMS:

     Various legal actions, governmental proceedings and other claims are pending or may be instituted or asserted in the future against Ford Life. Some of these matters involve or may involve class actions, compensatory, punitive, or antitrust or other treble damage claims in very large amounts, or other requested relief.

     Litigation is subject to many uncertainties, the outcome of individual litigated matters is not predictable with assurance, and it is reasonably possible that some of the foregoing matters could be decided unfavorably to Ford Life. Although the amount of liability at December 31, 1994 with respect to these actions, governmental proceedings and claims cannot be ascertained, Ford Life believes that any resulting liability should not materially affect the financial statements of Ford Life at December 31, 1994.

13.  STATUTORY NET INCOME AND STOCKHOLDER'S EQUITY:

     Generally accepted accounting principles differ in certain respects from statutory accounting practices prescribed or permitted by insurance regulatory authorities. Statutory net income (loss) was (in thousands):
     1994 - ($17,145); 1993 - $11,887; 1992 - $5,818.  Statutory stockholder's equity was (in thousands) $96,256 and $115,682 at December 31, 1994 and 1993, respectively.

     Ford Life, domiciled in Michigan, prepares its statutory financial statements in accordance with accounting practices prescribed or permitted by the Michigan Insurance Bureau. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules.